UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 10, 2008

IMMUNICON CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	000-50677	23-2269490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3401 Masons Mill Road, Suite 100 Huntingdon Valley, Pennsylvania	19006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 830-0777

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On March 10, 2008, Immunicon Corporation (the “Company” or “Immunicon”) committed to actions to reduce staff levels and incur certain expenses in order to better facilitate the Company’s current strategy, near-term outlook and ongoing operations. This initiative principally includes a workforce reduction of approximately 40% of the Company’s full-time equivalent staff, primarily in platform development programs, research and development of new products, marketing of current and new products and related roles at the Company (the “Restructuring”).

The Restructuring reflects, and is a result of the detailed analysis of, several factors, including Immunicon’s revenue outlook and current expense structure; the adverse March 3, 2008 final decision in the Company’s arbitration with Veridex LLC, a Johnson & Johnson company, and the potential effect of the final decision on Immunicon’s commercialization efforts; Immunicon’s desire to reduce its cost structure; Immunicon’s desire to preserve stockholder value; and management’s assessment of continued risk and uncertainty regarding the ability at the present time to extrapolate with confidence instrument placement and revenue growth rates.

The Company anticipates taking a charge in the first fiscal quarter of 2008 of between approximately $1.3 and $1.5 million for severance and other costs related to the Restructuring.

On March 10, 2008, Immunicon issued a press release announcing the Restructuring. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated into this Item 2.05 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

James L. Wilcox and Michael Kagan were terminated as part of the Restructuring from their current respective positions at the Company of Vice President and Chief Counsel and Vice President, Manufacturing. Mr. Wilcox’s termination is effective as of March 10, 2008 and Mr. Kagan’s termination is effective as of March 14, 2008. Mr. Wilcox and Mr. Kagan’s terminations are not as a result of any disagreement with Immunicon on any matter relating to the Company’s operations, policies or practices.

Pursuant to the terms of that certain Letter Agreement, dated as of February 4, 2004, between Immunicon and Mr. Wilcox, Mr. Wilcox will receive a severance package consisting of a payment equal to twelve (12) months of his base salary and continuation of certain benefits under Immunicon’s benefit plans for the twelve (12) month period following his termination.

Mr. Kagan will receive a severance package consisting of a payment equal to six (6) months of his base salary and continuation of certain benefits under Immunicon’s benefit plans for the two (2) month period following his termination.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 – Press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Immunicon has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNICON CORPORATION

By:	/s/ BYRON D. HEWETT
Byron D. Hewett
President and Chief Executive Officer

Dated: March 10, 2008

EXHIBIT INDEX

Exhibit No.	Document
99.1	Press release.